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                                                                    EXHIBIT 12.1

SWEETHEART HOLDINGS
RATIO OF EARNINGS TO FIXED CHARGES
IN THOUSANDS

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                                                                             FISCAL
                                             TP       -----------------------------------------------------    JUNE 24,   JUNE 30,
                                            1998       1997        1998       1999         2000       2001       2001       2002
                                            -----     ------       -----      ------      ------     ------     ------     ------
Income (loss) before tax, minority
interest, change in accounting and
extraordinary loss ...................         76    (64,869)    (59,265)    (15,613)     24,954     27,804     18,341     (9,843)
Add back: Fixed Charges ..............      2,984     58,438      65,689      67,113      64,208     59,152     44,504     42,199
                                            -----     ------       -----      ------      ------     ------     ------     ------
a) Adjusted Income ...................      3,060     (6,431)      6,424      51,500      89,162     86,956     62,845     32,356
                                            -----     ------       -----      ------      ------     ------     ------     ------

Interest Expense, net ................      2,717     51,405      58,656      58,413      52,608     38,919     29,329     28,234
Cash Dividend Payments ...............       --         --          --          --          --         --         --         --
1/3 of Operating Lease Payments -
Sweetheart Cup .......................       --        5,600       5,533       6,233       9,400     18,267     13,700     12,940
1/3 of Operating Lease Payments -
Fonda ................................        267      1,433       1,500       2,467       2,200      1,967      1,475      1,025
                                            -----     ------       -----      ------      ------     ------     ------     ------
b) Fixed Charges .....................      2,984     58,438      65,689      67,113      64,208     59,152     44,504     42,199
                                            -----     ------       -----      ------      ------     ------     ------     ------


Ratio (a/b) ..........................       1.03      (0.11)       0.10        0.77        1.39       1.47       1.41       0.77
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